                                     FORM OF

                                    BYLAWS OF

                           WORLD ROLLER ALLIANCE, INC.

                                    ARTICLE I

                                  SHAREHOLDERS

SECTION 1.        Annual Meetings

         (a)      The annual meeting of the shareholders of the Corporation, shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may be determined  by the Board of Directors and as may be  designated  in the notice of such  meeting.  The meeting shall be held on the third Tuesday of February of each year or on such other day as the Board of  Directors  may  specify.  If said day is a legal  holiday,  the  meeting  shall be held on the next succeeding business day not a legal holiday.

        (b)      Business to be transacted at such meeting shall be the election of directors to succeed those whose terms are expiring and such other business as may be properly brought before the meeting.

         (c)      In the event that the annual meeting, by mistake or otherwise, shall not be called and held as herein provided,  a special  meeting may be called as  provided  for in Section 2 of this  Article I in lieu of and for the purposes of and with the same effect as the annual meeting.

SECTION 2.        Special Meetings

         (a)      A special meeting of the shareholders of the Corporation may be called for any purpose or purposes at any time by the President of the
Corporation,  by the Board of Directors or by the holders of not less than 10%
of the outstanding  capital stock of the Corporation entitled to vote at such meeting.

         (b)      At any time, upon the written direction of any person or
persons entitled to call a special meeting of the shareholders, it shall be the duty of the Secretary to send notice of such meeting pursuant to Section 4 of this Article I. It shall be the responsibility of the person or persons directing the Secretary to send notice of any special meeting of shareholders to deliver such direction and a proposed form of notice to the Secretary not less than 15 days prior to the proposed date of said meeting.

         (c)      Special meetings of the shareholders of the Corporation shall be held at such place,  within or without the State of Florida, on such date, and at such time as shall be specified in the notice of such special meeting.

SECTION 3.        Adjournment

         (a)      When the annual meeting is convened, or when any special
meeting is convened,  the presiding officer may adjourn it for such period of time as may be reasonably necessary to reconvene the meeting at another place and time.

         (b)      The presiding officer shall have the power to adjourn any
meeting of the Shareholders for any proper purpose, including, but not limited to, lack of a quorum, securing a more adequate meeting place, electing officials to count and tabulate votes, reviewing any shareholder proposals or passing upon any challenge which may properly come before the meetings.

        (c)       When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4(a) of this Article I to each shareholder of record on the new record date entitled to vote at such meeting.

SECTION 4.        Notice of Meetings, Purpose of Meeting, Waiver

         (a)      Each shareholder of record entitled to vote at any meeting shall be given in person, or by first class mail, postage  prepaid,  written notice of such meeting which, in the case of a special meeting, shall set forth the purpose(s) for which the meeting  is  called,  not less than 10 or more than
60 days  before  the date of such  meeting.  If  mailed,  such  notice is to be sent to the  shareholder's  address as it appears on the stock transfer books of the Corporation,  unless the shareholder shall be requested of the  Secretary in writing at least 15 days prior to the  distribution  of any required  notice that any notice  intended for him or her be  sent to some other address,  in which case the notice may be sent to the address so designated.  Notwithstanding any such request by a  shareholder,  notice sent to a  shareholder's  address as it appears on the stock transfer books of this  Corporation as of the record date shall be deemed  properly  given.  Any notice of a meeting sent by United
States mail shall be deemed  delivered  when  deposited  with proper postage thereon with the United States Postal Service or in any mail receptacle under its control.

         (b)      A  shareholder  waives  notice of any meeting by  attendance, either in person or by proxy,  at such  meeting or by  waiving notice in writing either before,  during or after such meeting.  Attendance at a meeting for the express  purpose of objecting  that the meeting was not lawfully called or convened,  however,  will not constitute a waiver of notice by a shareholder who states at  the beginning of the meeting, his or her objection that the meeting is not lawfully called or convened.

         (c)      A waiver of notice signed by all shareholders entitled to vote at a meeting of shareholders may also be used for any other proper  purpose including,  but not limited to,  designating  any place within or without the
State of Florida as the place for holding such a meeting.

         (d)      Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice.

SECTION 5.        Closing of Transfer Books, Record Date, Shareholders' List

         (a)      In order to determine  the holders of record of the capital stock of the  Corporation  who are entitled to notice of  meetings,  to vote a meeting or adjournment  thereof,  or to receive payment of any dividend,  or for any other purpose,  the Board of  Directors may fix a date not more than 60 days prior to the date set for any of the above mentioned  activities for such determination  of shareholders.

         (b)      If the stock transfer books shall be closed for the purpose of determining  shareholders entitled to notice of or to  vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

         (c)      In lieu of closing the stock  transfer  books,  the Board of
Directors may fix in advance a date as the date for any such  determination  of shareholders,  such date in any case to be not more than 60 days  prior to the date on which the  particular  action, requiring such determination of shareholders, is to be taken.

         (d)      If the stock  transfer  books are not closed  and no record date is fixed for the  determination  of  shareholders  entitled  to notice or to vote at a meeting of  shareholders,  or to receive  payment of a dividend, the date on which  notice of the  meeting is mailed or the date on which the resolution of the Board of Directors  declaring  such dividend is adopted,  as the case may  be, shall be the record date for such determination of shareholders.

         (e)      When a determination of shareholders entitled to vote at any meeting of shareholders  has been made as provided in this Section,  such determination shall apply to any adjournment thereof,  unless the Board of
Directors fixes a new record date under  this Section for the adjourned meeting.

         (f)      The officer or agent having charge of the stock transfer books of the Corporation  shall make, as of a date at least 10 days before each meeting of shareholders,  a complete list of the shareholders  entitled to vote at such meeting or any adjournment  thereof,  with the address of each shareholder and the number and class and series, if any, of shares held by each shareholder.  Such  list shall be kept on file at the registered  office of the
Corporation,  at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the  Corporation for a period of 10 days prior to such meeting and shall be available  for  inspection by any shareholder  at any time during usual  business  hours.  Such list shall also be produced and kept open at the  time and place of any meeting of shareholders and shall be subject to inspection by any shareholder at any time during the meeting.

         (g)      The original stock transfer books shall be prima facie
evidence as to the shareholders entitled to examine such list or stock transfer books or to vote any meeting of shareholders.

         (h)      If the requirements of Section 5(f) of this Article I have not been substantially complied with, then, on the demand of any shareholder in person or by proxy, the meeting shall be adjourned until such requirements are complied with.

         (i)      If no demand  pursuant to Section 5(h) of this Article I is made,  failure to comply with the requirements  of this Section shall not affect the validity of any action taken at such meeting.

         (j)      Section 5(g) of this Article I shall be operative only at such time(s) as the Corporation shall have 6 or more shareholders.

SECTION 6.        Quorum

         At any meeting of the  shareholders of the Corporation, the  presence, in person or by proxy, of shareholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of any business. If a quorum is present, the vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders. If there shall not be quorum at any meeting of the shareholders of the Corporation, then the holders of a majority of the shares of the capital stock of the Corporation who shall be present at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of all of the shares of the capital stock shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

SECTION 7.        Presiding Officer, Order of Business

         (a)      Meetings of the shareholders shall be presided over by the
Chairman of the Board, or, if he or she is not present or  there is no Chairman of the Board,  by the  President  or, if he or she is not present,  by the senior Vice  President  present or, if  neither the Chairman of the Board,  the
President,  nor a Vice President is present,  the meeting shall be presided over by a chairman  to be  chosen by a  plurality  of the  shareholders  entitled  to vote at the  meeting  who are  present,  in person or by proxy.  The presiding officer of any meeting of the shareholders may delegate his or her duties and obligations as the presiding officer as he or  she sees fit.

         (b)      The Secretary of the Corporation,  or, in his or her absence, an Assistant Secretary shall act as Secretary of every  meeting of shareholders, but if neither the Secretary nor an Assistant  Secretary is present,  the presiding  officer of the meeting  shall choose any person present to act as secretary of the meeting.

         (c)      The order of business shall be as follows:

                  1.       Call of meeting to order.

                  2.       Proof of notice of meeting.

                  3.       Reading of minutes of last previous shareholders'
                           meeting or a waiver thereof.

                  4.       Reports of officers.

                  5.       Reports of committees.

                  6.       Election of directors.

                  7.       Regular and miscellaneous business.

                  8.       Special matters.

                  9.       Adjournment.

         (d)      Notwithstanding  the provisions of Section 7(c) of this
Article I, the order and topics of business to be transacted at any meeting shall be determined by the presiding officer of the meeting in his or her sole discretion. In no event shall any variation in the order of business or additions and deletions from the order of business as specified in Section 7(c)
of this Article I invalidate any actions properly taken at any meeting.

SECTION 8.        Voting

         (a)      Unless otherwise provided for in the Articles of
Incorporation, each shareholder shall be entitled, at each meeting and upon each proposal to be voted upon, to one vote for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as provided for in Section 5 of this Article I.

         (b)      The presiding officer at any meeting of the shareholders shall have the power to determine the method and means of voting when any matter is to be voted upon. The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand or vote by voice. No method of voting may be adopted, however, which fails to take account of any shareholder`s right to vote by proxy as provided for in Section 10 of this Article I. In no event may nay method of voting be adopted which would prejudice the outcome of the vote.

SECTION 9.        Action Without Meeting

         (a)      Any action required to be taken at any annual or special
meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the Corporation's outstanding stock.

         (b)      In the event that the action to which the shareholders consent is such as would have required the filing of a certificate under the Florida
General Corporation Act is such action had been voted on by shareholders at a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of

Section 9 of this Article I.

         (c)      If shareholder action is taken by written consent in lieu of meeting signed by less than all of the  Corporation's shareholders,  then all non participating  shareholders shall be provided with written notice of the action taken within 10 days after the date of the written instrument taking such action.

         (d)      No action by written  consent in lieu of meeting shall be
valid if it is in contravention of applicable proxy or informational rules adopted pursuant to the Securities Exchange Act of 1934, as amended, including, without limitation, the requirements of Section 14 thereof.

SECTION 10.  Proxies

         (a)      Every shareholder entitled to vote at a meeting of
shareholders or to express consent or dissent without a meeting, or his or her duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy.

         (b)      Every  proxy must be signed by the shareholder or his or her attorney-in-fact.  No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise  provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this Section 10.

         (c)      The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless,  before the authority is exercised, written notice of any adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

         (d)      Except when other provisions shall have been made by written agreement between the parties, the record holder of shares held as pledges or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

         (e)      A proxy which states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following:
(i) a pledgee; (ii) a person who has purchased or agreed to purchase the shares:
(iii) a creditor or creditors of the Corporation who extend or continue to extend credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit; (iv) a person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment and states the name of the employee and the period of employment contracted for;
and (v) a person designated by or under an agreement as provided in Article XI hereof.

         (f)      Notwithstanding a provision in a proxy stating that it is
irrevocable,  the proxy becomes revocable after the pledge is redeemed, the debt of the Corporation is paid, the period of employment provided for in the contract of employment has terminated,  or the agreement under Article XI hereof has terminated and, in a case provided for in Section 10(e) (iii) or Section
10(e) (iv) of this Article I, becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability of the proxy as provided in this Section 10. This Section 10(f) does not affect the duration of a proxy under Section 10(b) of this Article I.

         (g)      A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provisions unless the existence of the proxy and its irrevocability is noted
conspicuously on the face or back of the certificate representing such shares.

         (h)      If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of such persons present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy. if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

         (i)      If a proxy expressly so provides, any proxy holder may appoint in writing a substitute to act in his or her place.

         (j)      Notwithstanding anything in the Bylaws to the contrary, no proxy shall be valid if it was obtained in violation of any  applicable requirements of Section 14 of the Securities Exchange Act of 1934, as amended, or the Rules and  Regulations promulgated thereunder.

SECTION 11.  Voting of Shares by Shareholders

         (a)      Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder, in that order, shall be presumed to possess authority to vote such shares.

         (b)      Shares held by an administrator, executor, guardian or
conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted as shares held by him or her without a transfer of such shares into his name.

         (c)      Shares standing in the name of a receiver may be voted by such receiver.  Shares held by or under the control of a receiver but not standing in the name of such receiver, may be voted by such receiver  without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         (d)      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee.

         (e)      Shares of the capital stock of the Corporation belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares.

                                   ARTICLE II

                                    DIRECTORS

SECTION 1.        Board of Directors, Exercise of Corporate Powers

         (a)      All corporate powers shall be  exercised by or under the
authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors except as may be otherwise provided in the Articles of Incorporation or in Shareholder's Agreement. If any
such provision is made in the Articles of Incorporation or in Shareholder's
Agreement, the powers and duties conferred or imposed upon the Board of
Directors shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles of Incorporation or Shareholders'
Agreement.

         (b)      Directors need not be residents of this state or shareholders of the Corporation unless the Articles of Incorporation so require.

         (c)      The Board of Directors shall have authority to fix the
compensation of directors unless otherwise provided in the Articles of
Incorporation.

         (d)      A director shall perform his or her duties as a director,
including his or her duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         (e)      In  performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i)
one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters  presented; (ii)
legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or (iii) a committee of the Board upon which he or she does not serve, duly designated in accordance with a provision of the Articles of
Incorporation or these By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         (f)      A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance described in Section 1(e) of this Article II to be unwarranted.

         (g)      A person who performs his or her duties in compliance with
Section 1 of this Article II shall have no liability by reason of being or having been a director of the Corporation.

         (h)      A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have  assented to the action  taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 2.        Number, Election, Classification of Directors, Vacancies

         (a)      The Board of Directors of this Corporation shall consist of not less than one director. The Board shall have authority, from time to time, to increase the number of directors or to decrease it to not less than one member,  provided  that no decrease in the number of directors shall deprive a serving director of the right to serve throughout the term of his or her election.

         (b)      Each person named in the Articles of  Incorporation  as a
member of the initial Board of Directors shall serve until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

         (c)      At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting, except in case of the classification of director as permitted by the Florida General Corporation Act. Each Director
shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

         (d)      The shareholders, by amendment to these Bylaws, may provide that the directors be divided into not more than four classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different times, but no such term shall continue longer than four years, and at least one fourth of the directors shall be elected annually. If Directors are classified and the number of directors is thereafter changed, any increase or decrease in directorship shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

         (e)      Any vacancy  occurring  in the Board of  Directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

SECTION 3.        Removal of Directors

         At a meeting of shareholders called expressly for that purpose, directors may be removed in the manner provided in this Section 3. Any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of two-thirds of the shares then entitled to vote at an election of directors.

SECTION 4.        Director Quorum and Voting

         (a)      A  majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business.

         (b)      A majority of the members of an Executive Committee or other committee shall constitute a quorum for the transaction of business at any meeting of such Executive Committee or other committee.

         (c)      The act of a majority of the  directors  present at a Board meeting at which a quorum is present shall be the act of the Board of Directors.

         (d)      The act of a majority of the members of an Executive Committee present at an Executive Committee meeting at which a quorum is present shall be the act of the Executive Committee.

         (e)      The act of a majority of the members of any other committee present at a  committee  meeting at which a quorum is present shall be the act of the committee.

         (f)      Directors may, if not contrary to applicable law, vote either in person or by proxy, provided that the proxy holder must be either another director, an officer or a shareholder of the Corporation; however, any director who elects to vote by proxy more than three times during any single fiscal year shall, unless otherwise determined by the Board of Directors, be automatically removed as a director.

SECTION 5.        Director Conflicts of Interest

         (a)      No contract or other transaction between this Corporation and one or more of its director or any other corporation, firm,  association or entity in which one or more of its directors are Directors or officers or are financially interested shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because their votes are counted for such purpose, if:
                  (i)      The fact of such relationship or interest is
disclosed or known to the Board of  Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                  (ii)     The fact of such  relationship or interest is
disclosed or known to the  shareholders  entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                  (iii)    The contract or transaction  is fair and  reasonable
as to the  Corporation at the time it is authorized by the Board, a committee, or the shareholders.

         (b)      Interested directors,  whether or not voting, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SECTION 6.        Executive and Other Committees, Designation, Authority

         (a)      The Board of Directors, by resolution adopted by the full
Board of Directors, may designate from among its directors an Executive
Committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to : (i) approve or recommend to shareholders actions or proposals required by the Florida General Corporation
Act to be approved by shareholders; (ii) designate candidates for the office of director for purposes of proxy solicitation or otherwise; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend these Bylaws; (v)
authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (vi) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, unless the Board of
Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof has specified a general formula or method by resolution or by adoption of a stock option or other plan, authorized a committee to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms of a series for filing with the Department of State under the Florida General Corporation Act.

         (b)      The Board, by resolution adopted in accordance with Section
6(a) of this Article II, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         (c)      Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by a member of the Board of Directors, not a member of the committee in question, with his responsibility to act in good faith, in manner he reasonably believes to be in the best interests of the
Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

SECTION 7.  Place, Time, Notice and Call of Directors' Meeting.

         (a)      Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

         (b)      A regular  meeting of the Board of  Directors of the
Corporation shall be held for the election of officers of the Corporation and for the transaction of such other business as may come before such meeting as promptly as practicable after the annual meeting of the shareholders of this
Corporation without the necessity of notice other than this Bylaw. Other regular meetings of the Board of Directors of the Corporation may be held at such places as the Board of Directors of the Corporation may from time to time resolve without notice other than such resolution. Special meetings of the Board of
Directors may be held at any time upon call of the Chairman of the Board of
Directors or a majority of the Directors of the Corporation, at such time and at such place as shall be specified in the call thereof. Notice of any special meeting of the Board of Directors must be given at least two days prior thereto, if by written notice delivered personally; or at least five days prior thereto, if mailed; or at least two days prior thereto, if by telegram; or at least two days prior thereto, if by telephone. If such notice is given by mail, such notice shall be deemed to have been delivered when deposited with the
United States Postal Service addressed to the business address of such Director with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. If notice is given by telephone, such notice shall be deemed delivered when the call is completed.

         (c)      Notice of a meeting of the Board of Directors  need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         (d)      Neither the  business to be transacted at, nor the purpose of, any regular of special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         (e)      A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

         (f)      Members of the Board of Directors may  participate in a
meeting of such Board by means of a conference  telephone or  similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 8.        Action by Directors Without a Meeting

         (a)      Any action required by the Florida General Corporation Act to be taken at a meeting of the Directors of the Corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all of the members of the committee, as the case may be, and is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

         (b)      If not contrary to applicable law, directors may take action as the Board of Directors or committees thereof through a written consent to action signed by a number of directors sufficient to have carried a vote of the
Board of Directors or committee thereof with all members present and voting;
provided, that all directors not joining in such written instrument shall be deemed for all purposes to have cast dissenting votes, and that all directors not parties to such instrument shall receive written notice of all action taken through such instrument within three days after such instrument shall have been subscribed by the requisite number of directors required for such action.

SECTION 9.        Compensation

         The Directors and members of the Executive and any other committee of the Board of Directors shall be entitled to such reasonable compensation for their services and on such basis as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors and members of any committee of that Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending any Board or committee meeting. Any
Director receiving compensation under this Section shall not be prevented from serving the Corporation in any other capacity and shall not be prohibited from receiving reasonable compensation for such other services.

SECTION 10.  Resignation

         Any Director of the Corporation may resign at any time by providing the
Board of Directors with written  notice  indicating the Director's intention to resign and the effective date thereof.

                                   ARTICLE III

                                    OFFICERS

SECTION 1.        Election, Number, Terms of Office

         (a)      The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive officer, a President,  a Chief Operating Officer, a
Chief Financial Officer, one or more  Vice-Presidents,  a Secretary and a
Treasurer,  each of whom shall be  elected by the Board of  Directors  at such time and in such manner as may be  prescribed  by these  Bylaws.  Such other officers and  assistance  officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.  The officers of the Corporation shall be hereinafter collectively referred to as the "Officers."

         (b)      All officers and agents, as between themselves and the
Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         (c)      Any two or more offices may be held by the same person, except for the offices of President and Secretary.

         (d)      A failure to elect a Chairman of the Board, Chief Executive
Officer, President, Chief Operating Officer, Chief Financial Officer, a Vice
President, a Secretary or a Treasurer shall not affect the existence of the .
Corporation.

SECTION 2.        Removal

         An officer of the Corporation shall hold office until the election and qualification of his successor; however, any Officer of the Corporation may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Election or appointment of an officer shall not of itself create any contract right to employment or compensation.

SECTION 3.        Vacancies

         Any vacancy in any office from any cause may be filled for the unexpired  portion of the term of such office by the Board of Directors.

SECTION 4.        Powers and duties

         (a)      The Chairman of the Board of Directors shall preside over
meetings of the Board of Directors and the  Shareholders.  Unless a separate
Chief Executive Officer is elected, the Chairman shall exercise the powers hereafter granted to that office.  Unless a Chairman of the Board is specifically elected, the President shall be deemed to be the Chairman of the
Board.

         (b)      The Chief Executive Officer shall be the principal officer of the Corporation to whom all other officers shall be subordinate. In the event no
Chief Executive Officer is separately elected, such office shall be assumed by the Chairman of the Board, and if no such office has been filled, by the
President. Except where by law the signature of the President is required or unless the Board of Directors shall rule otherwise, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

         (c)      The Chief Operating  Officer of the Corporation shall be
responsible for management of the day to day affairs of the  Corporation, subject to compliance  with the  directions of the Board of Directors and of the Chief  Executive  Officer.  He shall be  responsible for the general day_to_day  supervision of the business and affairs of the Corporation.  He shall sign or countersign all  certificates,  contracts or other  instruments of the Corporation as authorized by the Board of Directors.  He may, but need not, be a  member of the Board of Directors.

         (d)      Unless otherwise provided by specific resolution of the Board of Directors, the President shall be the Chief Operating Officer of the
Corporation. In the absence of a separately elected or available Chief Executive
Officer or Chairman of the Board, the President shall be the Chief Executive
Officer of the Corporation and shall preside at all meetings of the shareholders and the Board of Directors. He shall make reports to the Board of Directors. The
Board of Directors will at all times retain the power to expressly delegate the duties of the President to any other Officer of the Corporation.

         (e)      The Chief Financial Officer shall be responsible for
coordinating all financial aspects of the Corporation's operations, including strategic financial planning, supervision of the Corporation's Treasurer,
Comptroller and outside auditors. In the event an Audit Committee of the Board of Directors is designated and serving, he shall be responsible for keeping such committee fully and timely informed of all matters under its jurisdiction. In addition, the Chief Financial Officer shall be responsible for overseeing preparation and filing of all reports of the Corporation's activities required to be filed, either periodically or on a special basis with the United States
Internal revenue Service and Securities and Exchange Commission and other federal and state governmental agencies.

         (f)      The Vice President(s), if any, in the order designated by the
Board of Directors, shall exercise the functions of the President in the event of the absence, disability, death, or refusal to act of the President. During the time that any Vice President is properly exercising the functions of the
President, such Vice President shall have all the powers of and be subject to all restrictions upon the President. Each Vice President shall have such other duties as are assigned to him from time to time by the Board of Directors or by the President of the Corporation.

         (g)      The Secretary of the Corporation shall keep the minutes of the meetings of the shareholders of the Corporation, and, unless provided otherwise by the Chairman at any meeting of the Board of Directors, the Secretary shall keep the minutes of the meetings of the Board of Directors of the Corporation.
The Secretary shall be the custodian of the minute books of the Corporation and such other books and records of the Corporation as the Board of Directors of the Corporation may direct. The Secretary of the Corporation shall have the general responsibility for maintaining the stock transfer books of the orporation, or of supervising the maintenance of the stock transfer books of the
Corporation by the transfer agent, if any, of the Corporation. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix the corporate seal of the Corporation on contracts and other instruments as the
Board of Directors may direct. The Secretary shall perform such other duties as are assigned to him from time by the Board of Directors or the President of the
Corporation.

         (h)      The Treasurer of the Corporation shall be directly subordinate to the Chief Financial Officer. In the absence of a Chief Financial Officer, such office shall be filled by the Treasurer. The Treasurer shall have custody of all funds and securities owned by the Corporation. The Treasurer shall cause to be entered regularly in the proper books of account of the Corporation full and accurate accounts of the receipts and disbursements of the Corporation. The
Treasurer of the Corporation shall render a statement of the cash, financial and other accounts of the Corporation whenever he is directed to render such a statement by the Board of Directors or by the President of the Corporation. The
Treasurer shall at all reasonable times make available the Corporation's books and financial accounts to any Director of the Corporation during normal business hours. The Treasurer shall perform all other acts incident to the Office of
Treasurer of the Corporation, and he shall have such other duties as are assigned to him from time to time by the Board of Directors or the President of the Corporation.

         (i)      Other subordinate or assistant officers appointed by the Board of Directors or by the President, if such authority is delegated to him by the
Board of Directors, shall exercise such powers and perform such duties as may be delegated to them by the Board of Directors, the Chief Executive Officer or by
the President, as the case may be.

         (j)      In case of the absence or disability of any Officer of the
Corporation and of any person authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such Officer or any Director or any other person whom it may select.

SECTION 5.        Salaries

         The salaries of all Officers of the Corporation shall, except as otherwise  determined or required by an agreement entered into among all the shareholders of the Corporation, be fixed by the Board of Directors.  No Officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

                                   ARTICLE IV

                        LOANS TO EMPLOYEES AND OFFICERS,

               GUARANTEE OF OBLIGATIONS OF EMPLOYEES AND OFFICERS

         This Corporation may lend money to, guarantee any obligation of, or otherwise assist any Officer or other employee of the Corporation or of a subsidiary, including any Officer or employee who is a Director of the
Corporation or of a subsidiary, whenever, in the judgment of the Directors, such loan, guarantee or assistance may reasonably be expected to benefit the
Corporation. The loan, guarantee or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of
Directors shall approve including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Articles shall be deemed to deny, limit or restrict the powers of guarantee or warranty of this Corporation at common law or under any statute.

                                    ARTICLE V

                  STOCK CERTIFICATES, VOTING TRUSTS, TRANSFERS

SECTION 1.        Certificates Representing Shares

         (a)      Every holder of shares of this Corporation shall be entitled to one or more certificates, representing all shares to which he is entitled and such certificates shall be signed by the Chairman, Chief Executive Officer, the
President or a Vice President and the Secretary or an Assistant Secretary of the
Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Chairman, the Chief Executive Officer, the
President or Vice President and the Secretary or Assistant Secretary may be
facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the
Corporation. In case any Officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if it were executed by the appropriate Officer at the date of its issuance.

         (b)      Every certificate representing shares issued by this
Corporation shall, if shares are divided into one or more classes or series with differing rights, state that the Corporation will furnish to any shareholder upon request and without charge a full statement of: (i) the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, and (ii) the variations in the relative rights and preferences between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine, the relative rights and preferences of subsequent series.

         (c)      Every certificate representing shares which are restricted as to sale, disposition or other transfer (including restrictions based on federal or state securities and other laws) shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

         (d)      Each certificate representing shares shall state upon the face thereof: (i) the name of the Corporation; (ii) that the Corporation is organized under the laws of the State of Nevada; (iii) the name of the person or persons to whom issued; (iv) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (v) the par value of each share represented by such certificate, or a statement that the shares are without par value.

         (e)      No certificate shall be issued for any shares until they are fully paid for.

SECTION 2.        Transfer Books

         The Corporation shall keep at its registered office or principal place of business or in the office of its transfer agent or registrar, a book (or books where more than one kind, class, or series of stock is outstanding) to be known as the Stock Book, containing the names, alphabetically arranged, addresses and Social Security numbers of every shareholder and the number of shares each kind, class or series of stock held of record. Where the Stock Book is kept in the office of the transfer agent, the Corporation shall keep at its office in the State of Florida copies of the stock lists prepared from said
Stock Book and sent to it from time to time by said transfer agent. The Stock
Book or stock lists shall show the current status of the ownership of shares of the Corporation provided that, if the transfer agent of the Corporation be located elsewhere, a reasonable time shall be allowed for transit or mail.

SECTION 3.        Transfer of Shares

         (a)      The name(s) and address(es) of the  person(s) to whom shares of stock of this Corporation are issued, shall be entered on the Stock Transfer
Books of the Corporation, with the number of shares and date of issue.

         (b)      Transfer of shares of the Corporation shall be made on the
Stock Transfer Books of the Corporation by the Secretary or the transfer agent, subject to compliance with any restrictions specified on such certificate, only when the holder of record thereof or the legal representative of such holder of record or the attorney_in_fact of such holder of record, authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the
Corporation, shall surrender the Certificate representing such shares for cancellation. Lost, destroyed or stolen Stock Certificates shall be replaced .
pursuant to Section 5 of this Article V.

         (c)      The person or persons in whose names shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes,  except as otherwise provided pursuant to Sections 10 and 11 of Article I, or Section  4 of Article V.

         (d)      Shares of the Corporation capital stock shall be freely
transferable  without the required  Board of Directors' consent, unless such consent requirement has been imposed pursuant to a binding written contract subscribed to by the holder or his or her predecessor in interest.

SECTION 4.        Voting Trusts

         (a)      Any number of shareholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by: (i) entering into a written voting trust agreement specifying the terms and conditions of the voting trust; (ii) depositing a counterpart of the agreement with the Corporation at its registered office; and (iii) transferring their shares to such trustee or trustees for the purposes of this Agreement.
Prior to the recording of the agreement, the shareholder concerned shall render the stock certificate(s) described therein to the Corporate Secretary who shall note on each certificate:

         "This  Certificate  is subject to the  provisions  of a voting  trust agreement dated  .........., recorded in Minute Book ..........., of the
Corporation............."  Secretary

         (b)      Upon the transfer of such shares, voting trust certificates shall be issued by the trustee or trustees to the shareholders who transfer their shares in trust. Such trustee or trustees shall keep a record of the holders of voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such holders and the number and class or the shares in respect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office.

         (c)      The counterpart of the voting trust agreement and the copy of such record so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         (d)      At any time before the expiration of a voting trust agreement as originally fixed or as extended one or more times under this Section 4(d), one or more holders of voting trust certificates may, by agreement in writing, extend the duration of such voting trust agreement, nominating the same or substitute trustees, for an additional period not exceeding 10 years. Such extension agreement shall not affect the rights or obligations or persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their stock certificates reissued upon the expiration of the original term of the voting trust agreement. The extension agreement shall in every respect comply with and be subject to all the provisions of this Section 4, applicable to the original voting trust agreement except that the 10 year maximum period of duration shall commence on the date of adoption of the extension agreement.

         (e)      The trusteess under the terms of the agreements entered into under the provisions of this Section 4, shall not acquire the legal title to the shares but shall be vested only with the legal right and title to the voting power which is incident to the ownership of the shares.

         (f)      Notwithstanding generally applicable prohibitions against a corporation's voting of treasury stock, if the Corporation is the trustee under a voting trust, it shall have full authority to vote such shares in accordance with the terms of the voting trust agreement, even if such agreement vests absolute and unfettered voting discretion in the trustee and notwithstanding that the voting trust was created at the prompting or direction of the
Corporation, its officers or directors.

SECTION 5.        Lost, Destroyed, or Stolen Certificates

         No Certificate representing shares of stock in the Corporation shall be issued in place of any Certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the fair market value of the shares represented by the Certificate) and with such terms and with such surety as the Board of Directors may, in its discretion, require.

                                   ARTICLE VI

                                BOOKS AND RECORDS

         (a)      The  Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of Directors.

         (b)      Any books,  records and minutes may be in written form or in any other form capable of being  converted into written form within a reasonable time.

         (c)      Any person who shall have been a holder of record of shares, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall; subject to the qualifications contained in subsection (d) hereof, have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any purpose, its relevant books and records of account, minutes and records of shareholders and to make extracts therefrom.

         (d)      No shareholder who within two years has sold or offered for sale any list of shareholders or of holders of voting trust certificates for shares of this Corporation or any other corporation; has aided or abetted any person in procuring any list of shareholders or of holders of voting trust certificates for any such purpose; or has improperly used any information secured through any prior examination of the books and records of account, minutes, or record of shareholders or of holders of voting trust certificates for shares of the Corporation of any other corporation; shall be entitled to examine the documents and records of the Corporation as provided in Section (c)
of this Article VI. No shareholder who does not act in good faith or for a proper purpose in making his demand shall be entitled to examine the documents and records of the Corporation as provided in Section (c) of this Article VI.

         (e)      Unless modified by resolution of the Shareholders, this
Corporation shall prepare not later than four months after  the close of each fiscal year:

                  (i)      A balance sheet showing in reasonable detail the
financial conditions of the Corporation as of the date of the close of its fiscal year.

                  (ii)     A Profit and Loss statement showing the results of
its operation during its fiscal year.

         (f)      Upon the written request of any shareholder or holder of
voting trust  certificates for shares of the  Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of its most recent balance sheet and profit and loss statement.

         (g)      Such balance sheets and profit and loss statements shall be filed and kept for at least five years in the registered office of the
Corporation  in the State of Florida and shall be subject to inspection  during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                  ARTICLE VII
                                   DIVIDENDS

         The Board of Directors of the Corporation may, from time to time, declare,  and the Corporation may pay dividends on its own shares,  except when the Corporation is insolvent or when the payment thereof would render the
Corporation  insolvent,  subject to the following provisions:

         (a)      Dividends in cash or property may be declared and paid, except as otherwise  provided in this Article VII, only out of the unreserved and unrestricted  earned surplus of the Corporation or out of capital surplus, however arising,  but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus,  and the amount per share paid from such capital surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

         (b)      If the Corporation shall engage in the business of exploiting natural resources or other wasting assets and if the Articles of Incorporation so provide, dividends may be declared and paid in cash out of depletion or similar reserves, but each such dividend shall be identified as distribution of such reserves and the amount per share paid from such reserves shall be disclosed to the shareholders receiving the same concurrently with the distribution thereof.

         (c)      Dividends may be declared and paid in the Corporation's
treasury shares.

         (d)      Dividends may be declared and paid in the  Corporation's
authorized but unissued shares,  out of any unreserved and unrestricted surplus of the Corporation, upon the following conditions:

                  (i)      If a dividend is payable in the Corporations' own
shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be  transferred  to stated  capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

                  (ii)     If a dividend is payable in the  Corporations' own
shares without par value, such shares shall be issued at a stated value fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

         (e)      No dividend  payable in shares of any class  shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class which the payment is to be made.

         (f)      A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a stock dividend within the meaning of this Article VII.

                                  ARTICLE VIII

                                      SEAL

         The Board of Directors shall adopt a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the year of incorporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

         This Corporation may, in its discretion, indemnify any director, officer, employee, or agent in the following circumstances and in the following manner:

         (a)      The Corporation may indemnify any person who was or is a part, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees at all trial and appellate levels), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b)      The Corporation may indemnify any person who was or is a
party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of the
Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses
(including attorneys' fees at all trial and appellate levels), actually and reasonable incurred by him in connection with the defense of settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the
Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is rarely and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (c)      To the extent that a Director, Officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections (a) or (b) of this Article
IX, or in defense of any claim, issue, or matter therein, shall be indemnified against expenses (including attorneys' fees at trial and appellate levels)
actually and reasonably incurred by him in connection therewith.

         (d)      Any indemnification under Sections (a) or (b) of this Article
IX, unless pursuant to a determination by a court, shall be made by the
Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Sections (a) or (b) or this Article IX. Such determination shall initially be made by the Board of Directors by a majority vote of a quorum consisting of
Directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination shall be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of
Directors pursuant to this Section may be appealed to the shareholders by the party seeking indemnification or any party entitled to call a special meeting of the shareholders pursuant to Section 2 of Article I and, in such case, the determination made by the majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section.

         (e)      Expenses (including attorneys' fees at all trial and appellate levels) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in this Article IX, that a Director, Officer, employee or agent met the applicable standard of conduct set forth in this Article IX, and upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

         (f)      The Corporation may make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any agreement,  vote of shareholders or  disinterested  Directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.

         (g)      Indemnification as provided in this Article IX may continue as to a person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person upon a proper determination initially made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination may be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this
Section may be appealed to the shareholders by the party seeking indemnification or his representative or by any party entitled to call a special meeting of the shareholders pursuant to Section 2 or Article I and in such case, the determination made by the majority vote of quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section (g).

         (h)      The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

         (i)      If any expenses or other amounts are paid by way of
indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the
Corporation shall, not later than the time of delivery to shareholders or written notice of the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation of threatened litigation.

         (j)      This Article IX shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit of proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article IX shall be applicable to all actions, claims, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

                                   ARTICLE X

                               AMENDMENT OF BYLAWS

         The Board of Directors shall have the power to amend, alter, or repeal these Bylaws, and to adopt new Bylaws.

                                   ARTICLE XI

                                   FISCAL YEAR

         The Fiscal Year of this Corporation shall be determined by the Board of
Directors.

                                   ARTICLE XII

                              MEDICAL REIMBURSEMENT

SECTION 1.        Benefits

         The Corporation may, subject to approval of the Board of Directors reimburse all employees for expenses incurred by themselves and their dependents, as defined in Section 152 of the Internal Revenue Code of 1954, as
amended (the "IRC"), for medical care, as defined in IRC Section 213(e) or any successor section thereto, subject to the conditions and limitations hereinafter set forth.

         It is the intention of the Corporation that the benefits payable to employees hereunder will be excluded from their gross income pursuant IRC
Section 105 or any successor section thereto.

SECTION 2.        Employees Defined

         The term  "employees"  as used in this medical expense plan is hereby defined to include all individuals employed by the corporation except the following:

         (a)      Employees who have not completed three months of service as is provided in IRC Section 105(h)(3) (b)(i), or any successor section thereto;

         (b)      Employees who have not attained the age of 25 years;

         (c)      Employees who are  part-time or seasonal as is defined in IRC
Section 105(h)(3)(B)(iii) or any successor section thereto;

         (d)      Employees who are included in a unit of employees covered by an agreement between employee representatives and one or more employers found to be a collective bargaining agreement; where accident and health benefits were the subject of good faith bargaining between such employee representatives and such employer(s) as is defined in IRC Section 105(h)(3)(B)(iv) or any successor section thereto;

         (e)      Employees who are nonresident aliens and who receive no earned income from the employer which constitutes income from sources within the United
States as is further defined in IRC Section 105(h)(5)(B)(v) or any successor section thereto.

SECTION 3.        Limitations

         (a)      The Corporation will reimburse any employee no more than
$5,000.00 in any fiscal year for medical care expenses;

         (b)      Reimbursement or payment provided under this plan will be made by the Corporation only in the event and to the extent that such reimbursement or payment is not provided under any insurance policy(ies), whether owned by the
Corporation or the employee, or under any other health and accident or wage continuation plan;

         (c)      In the event that there is such an insurance policy or plan in effect providing for reimbursement in whole or in part, then to the extent of the coverage under such policy or plan, the Corporation will be relieved of any and all liability hereunder.

SECTION 4.        Submission of Proof

         Any employee applying for reimbursement under this plan will submit to the Corporation, at least quarterly, all bills for medical care, including premium notices for accident or health insurance, for verification by the
Corporation prior to payment. Failure to comply herewith, may at the discretion of the Board of Directors, terminate such employee's right to said reimbursement.

SECTION 5.        Discontinuation

         This plan will be subject to termination at any time by vote of the
Board of Directors;  provided, however, that medical care expenses incurred prior to such termination will be reimbursed or paid in accordance with the terms of this plan.

SECTION 6.        Determination

         The Chief Executive  Officer will determine all questions arising from the administration and interpretation of the Plan except where reimbursement is claimed by the President.  In such case determination will be made by the Board of Directors.

                                      * * *

The Undersigned, being the duly elected and acting secretary of the Corporation, hereby certifies that the foregoing constitute the validly adopted and true
Bylaws of the Corporation, as of the date set forth below.

Dated: _________________                      ____________________________

                                                 Secretary

                                                (Corporate Seal)